UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	February 16, 2010
Date of earliest event reported:	February 11, 2010

OFFICEMAX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Planned 2011 Retirement For CEO Sam Duncan

On February 11, 2010, Mr. Duncan announced that he will retire as the OfficeMax Incorporated (the “Company”) Chairman and CEO in 2011.  The Company press release is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

In connection with his retirement, Mr. Duncan entered into a Transition and Retirement Agreement with the Company dated February 11, 2010 (the “Retirement Agreement”).  The Retirement Agreement states that Mr. Duncan will resign from his positions as President and CEO on a date designated by the Board of Directors, which will not be later than February 28, 2011 (the “Transition Date”).  In the event that a new President and CEO is hired prior to February 28, 2011, it is possible that Mr. Duncan will continue as a special advisor to the Company until the transition is complete, at which time he will resign from the Company (the “Separation Date”).  Mr. Duncan also agrees to resign from the Board at its request on or after the Transition Date.  Until the Separation Date, Mr. Duncan will receive his 2009 base salary and will continue to participate in the Company’s employee benefit plans.  Mr. Duncan will receive his 2009 short-term incentive program bonus and will be eligible to receive a cash bonus under the 2010 annual short-term incentive program (on a pro-rata basis if the Separation Date occurs prior to December 31, 2010) as described in the section immediately below.   Mr. Duncan agrees that he will not be eligible for a 2011 short-term incentive program award or any additional long-term incentive awards.  Mr. Duncan’s outstanding option and restricted stock unit (“RSU”) awards will continue to vest in the ordinary course in accordance with their terms until the Separation Date.  Upon the Separation Date, all unvested stock options will vest and become exercisable.  Notwithstanding the terms of Mr. Duncan’s 2009 option agreement, Mr. Duncan will be entitled to exercise each option granted in 2009 until February 12, 2016.  Also upon the Separation Date, all unvested RSUs will vest as follows:  RSUs subject only to time vesting will immediately vest, RSUs granted in 2009 with a vesting date of 2/12/11 will vest based on the actual 2009 Adjusted EBIT attained by the Company, and RSUs granted in 2009 with a vesting date of 2/12/12 will vest at target (notwithstanding a greater or lesser level of performance achieved by the Company).  If Mr. Duncan were to voluntarily terminate his employment with the Company prior to the Separation Date, other than upon death, he would not be entitled to the treatment of his stock options and RSUs that arise as a result of the Transition and Retirement Agreement.

The Transition and Retirement Agreement is filed as Exhibit 99.2 to this Report on Form 8-K and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Transition and Retirement Agreement.

2010 Annual Short-Term Incentive Program and Award Agreement

On February 11, 2010, the Executive Compensation Committee (the “ECC”) of the Board of Directors of the Company approved the 2010 Annual Short-Term Incentive Program and the form of the 2010 Annual Incentive Award Agreement.  Annual incentive awards for 2010 will be granted pursuant to the 2003 OfficeMax Incentive and Performance Plan (the “Plan”).  Under

the program, officers and other eligible associates (“Participants”) are awarded cash bonus opportunities equal to a percentage of their base salaries.

As a condition of payment of the award, both the Company’s 2010 net income from continuing operations available to common shareholders (excluding special items (“Special Items”) included in Company earnings releases in 2010 (“Net Income”)), must be positive and the Company must achieve a minimum earnings from continuing operations before interest and taxes (“EBIT”) threshold for 2010.

If the two threshold requirements described above are met, the amount of award actually earned depends on achievement of three performance metrics during 2010.  The three metrics are weighted equally.  To align with the strategic direction of the Company, the ECC chose to use (i) the Company’s 2010 EBIT; (ii) the ratio of the Company’s operating profit to gross sales or revenues less returns, allowances, rebates, and coupons (“Net Sales”) for 2010 (“Return on Sales”); and (iii) the percentage change in overall Net Sales for the Company for 2010, adjusted for store closures, store openings, business acquisitions, business divestitures, changes in fiscal periods, and excluding the impact of foreign exchange rates (“Same Location Sales Growth”).  If the Company’s 2010 financial performance equals or exceeds the minimum target for any of the metrics, Participants will receive a payout based upon the level of performance against the metrics.  The minimum payout to a Participant would be 25% of his or her target award and the maximum payout would be 225% of his or her target award.  To receive an award, Participants must be employed by the Company by September 30, 2010, must be employed by the Company at the time of award payment (subject to exceptions in certain circumstances including involuntary termination, death, disability or retirement), and must not be performing at an unsatisfactory performance level.  In the event of a change in control, as defined in the award agreement, the vesting of the award may accelerate under certain circumstances described in the agreement.

Annual incentive targets were approved for our executive officers in the following amounts based upon the salary grades, or as contractually required, for our named executive officers: Sam Duncan, 100%; Bruce Besanko 55%, Sam Martin, 70%; Deborah O’Connor, 45% and Ryan Vero, 55%.

Mr. Duncan’s 2010 Annual Incentive Award Agreement is identical to the agreements of the other executive officers, except that it provides for the pro rata payment of an award if Mr. Duncan’s employment is terminated by the Company prior to December 31, 2010, if awards are paid under the program.  This is intended to implement the terms of the Transition and Retirement Agreement, described above.

The form of 2010 Annual Incentive Award Agreement and the form of Mr. Duncan’s Annual Incentive Award Agreement are filed as Exhibit 99.3 to this Report on Form 8-K and are incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the 2010 Annual Incentive Award Agreement and Mr. Duncan’s Annual Incentive Award Agreement.

2010 Long-Term Incentive Program and Award Agreements

One portion of the compensation to be paid to the Company’s officers for fiscal year 2010 is an equity grant issued under the 2010 Long-Term Incentive Program.  On February 11, 2010, the ECC approved the 2010 Long-Term Incentive Program and the forms of the 2010 Restricted Stock Unit Award Agreement - Performance Based (the “Performance Based RSU Award

Agreement”) and the 2010 Nonqualified Stock Option Award Agreement (the “Option Agreement”).  For 2010, each officer will receive an award that is comprised 40% of performance based RSUs and 60% of options.  All officers in a certain salary grade will receive an award with an identical value.

Target long-term incentive awards were approved in the following aggregate values for the executive officers of the Company: Bruce Besanko, $556,349; Sam Martin, $1,001,326; Deb O’Connor, $201,204 and Ryan Vero, $556,349.  As described above, as a result of his planned retirement, Mr. Duncan voluntarily reduced his 2010 long-term incentive grant to zero.

Performance-Based RSUs

Forty percent of the long-term incentive award for each officer will consist of performance-based RSUs.  In order for any portion of the RSUs to vest, the sum of the Company’s 2010 and 2011 Net Income must be positive and the sum of the Company’s 2010 and 2011 EBIT must equal a threshold value.  Subject to these conditions, one half of the award will vest on February 11, 2012.  The amount of the award that vests will depend upon achievement of a 2010 EBIT minimum target, with the amount of the award that vests ranging from 50% to 150% of the target award.  The remaining half of the award will vest on February 11, 2013, also subject to the conditions described above. The amount of the award that vests will depend upon achievement of a 2011 EBIT minimum target, with the amount of the award that vests ranging from 50% to 150% of the target award.   Awards are paid in shares of Company common stock.

Target awards of performance based RSUs were approved in the following amounts for the following executive officers of the Company: Bruce Besanko, 15,326 RSUs, Sam Martin, 27,585 RSUs; Deb O’Connor, 5,543 RSUs and Ryan Vero, 15,326 RSUs.  The number of RSUs was determined based on the salary grade midpoint of each officer.  The closing price of Company common stock on February 11, 2010 was $14.52.

The form of the award agreement provides that officers must be employed by the Company in order for the units to vest (subject to exceptions in certain circumstances including involuntary termination, death, disability or retirement).  RSUs may not be sold or transferred prior to vesting.  In addition, recipients of the RSUs do not receive dividends and do not have voting rights until the RSUs vest.  In the event of a change in control, as defined in the award agreement, the vesting of the RSUs may accelerate under certain circumstances described in the agreement.  The award agreement includes a non-solicitation and non-compete clause that states that, beginning on the award date and ending one year after terminating employment with the Company, the officer will not (i)  employ or solicit for employment any person who is, or was within six months prior to the officer’s termination date, an employee of the Company or (ii) commence employment or consult (in a substantially similar capacity to any position held with the Company and with responsibility over the same geographic areas over which an officer had responsibility during the last 12 months of employment) with any competitor engaged in the sale or distribution of products, or in the provision of services, in competition with the products sold or distributed or services provided by the Company.

The form of 2010 Restricted Stock Unit Award Agreement - Performance Based is filed as Exhibit 99.4 to this Report on Form 8-K and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the award agreement.

Options

Sixty percent of the long-term incentive award for officers will consist of an option to purchase shares of our common stock.  The exercise price of the options will be $14.52, the closing price of our common stock on February 11, 2010.  One third of each option will vest on each anniversary of the grant date for those officers who are employed with the Company on the vest date and each option will expire in seven years.

Target option awards were approved in the following amounts for the following executive officers of the Company: Bruce Besanko, option to purchase 48,914 shares; Sam Martin, option to purchase 88,036 shares; Deb O’Connor, option to purchase 17,690 shares; and Ryan Vero, option to purchase 48,914 shares.  The number of shares underlying the option grant was determined based on the salary grade midpoint of each officer.

Pursuant to the terms of the option agreement, if an officer terminates employment with the Company prior to the third anniversary of the grant date, any unvested options will be forfeited and, if an officer is terminated for disciplinary reason, as defined in our severance policy, the option, including any vested portion, will immediately be cancelled.  The option, to the extent vested, must be exercised on or before the earliest of the seventh anniversary of the grant date, one year after an officer terminates employment as a result of retirement, death, or disability and three months after termination for any other reason.  The exercise price may be paid through cashless exercise, transfer of existing stock, or cash.  In the event of a change in control, as defined in the option agreement, the vesting of the options may accelerate under certain circumstances described in the agreement.  The award agreement includes a non-solicitation and non-compete clause that states that, beginning on the award date and ending one year after terminating employment with the Company, the officer will not (i)  employ or solicit for employment any person who is, or was within six months prior to the officer’s termination date, an employee of the Company or (ii) commence employment or consult (in a substantially similar capacity to any position held with the Company and with responsibility over the same geographic areas over which an officer had responsibility during the last 12 months of employment) with any competitor engaged in the sale or distribution of products, or in the provision of services, in competition with the products sold or distributed or services provided by the Company.

The form of 2010 Nonqualified Stock Option Award Agreement is filed as Exhibit 99.5 to this Report on Form 8-K and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the option agreement.

Officer Annual Physical Program and Officer Financial Counseling Program

Officers with the title of senior vice president and above and certain elected officers participate in the Officer Annual Physical Program under which, we pay the costs of an annual physical exam.  The costs of the exam are treated as taxable income to the officer in the applicable tax year.  On February 11, 2010, the ECC voted to amend the program to end the practice of grossing the income up.

On February 11, 2010, the ECC voted to reinstate the Financial Counseling Program available to officers of the company with the title of senior vice president or higher and selected elected officers.  Under this program, eligible officers are reimbursed for financial counseling services up to an aggregate of $5,000 annually.  The reimbursement is treated as taxable income to the officer in the applicable tax year, but, under the reinstated program, will not be grossed-up.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	OfficeMax Incorporated Press Release dated February 11, 2010

Exhibit 99.2	Transition and Retirement Agreement between Mr. Duncan and the Company dated February 11, 2010

Exhibit 99.3	Form of 2010 Annual Incentive Award Agreement and form of Annual Incentive Award Agreement to be issued to Mr. Duncan

Exhibit 99.4	Form of 2010 Restricted Stock Unit Award Agreement (Performance Based)

Exhibit 99.5	Form of 2010 Nonqualified Stock Option Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2010

OFFICEMAX INCORPORATED

	By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

Exhibit 99.1	OfficeMax Incorporated Press Release dated February 11, 2010

Exhibit 99.2	Transition and Retirement Agreement between Mr. Duncan and the Company dated February 11, 2010

Exhibit 99.3	Form of 2010 Annual Incentive Award Agreement and form of Annual Incentive Award Agreement to be issued to Mr. Duncan

Exhibit 99.4	Form of 2010 Restricted Stock Unit Award Agreement (Performance Based)

Exhibit 99.5	Form of 2010 Nonqualified Stock Option Award Agreement